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                       [DRUMMOND & DUCKWORTH LETTERHEAD]

                                 March 20, 1996

Mr. Joseph Hines
President
Zila, Inc.
5227 North 7th Avenue
Phoenix, Arizona 85014-2800

     Re: Zila Pharmaceuticals, Inc. v. Colgate-Palmolive Co.
       Status Report and Opinion

Dear Mr. Hines:

     Zila has permission to disclose my letter dated March 20, 1996, enclosed herewith, concerning the subject set forth above, in any appropriate manner.

                                          Yours very truly,

                                          DRUMMOND & DUCKWORTH

                                          /s/ WILLIAM H. DRUMMOND

                                             -----------------------------------
                                             William H. Drummond

WHD: dmd

                                  Exhibit 23-C